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                                                                    EXHIBIT 1

                     DIRECTORS AND EXECUTIVE OFFICERS OF
                       THE KING MANAGEMENT CORPORATION

The names and present principal occupations of the directors and executive officers of The King Management Corporation are set forth below. During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws. All of the individuals listed below are citizens of the United States.

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
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                       POSITION WITH     PRESENT PRINCIPAL                      SHARES OF       DESCRIPTION OF ANY
                         THE KING          OCCUPATION OR                         SUNRISE             CONTRACT,
                        MANAGEMENT          EMPLOYMENT         BUSINESS       BENEFICIALLY         ARRANGEMENT,
       NAME             CORPORATION                             ADDRESS           OWNED          UNDERSTANDING OR
                                                                                                 RELATIONSHIP WITH
                                                                                                  RESPECT TO ANY
                                                                                               SECURITIES OF SUNRISE
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
Peter J. King         Chief Executive     Chief Executive    5500 Wayzata       4,617,550         Item 6 of this
                        Officer and         Officer and      Blvd., Suite    (Item 5 of this      Schedule 13D is
                      Chairman of the     Chairman of the         750        Schedule 13D is    incorporated herein
                           Board         Board of Sunrise    Minneapolis,     incorporated         by reference.
                                           International       MN 55416         herein by
                                        Leasing Corporation                    reference.)
                                            ("Sunrise")
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Stephen D. Higgins       Director,       Owner, Stephen D.       23785          2,889,179         Item 6 of this
                         Secretary        Higgins, Assoc.      Strehler      (Item 5 of this      Schedule 13D is
                                                                 Road,       Schedule 13D is    incorporated herein
                                                              Loretto, MN     incorporated         by reference.
                                                                 55357          herein by
                                                                               reference.)
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William B. King          Director           President,        435 Locust,       1,621,768         Item 6 of this
                                         Equipment Leasing      #8, San      (Item 5 of this      Schedule 13D is
                                           Consultants,       Francisco,     Schedule 13D is    incorporated herein
                                                               CA 94118       incorporated         by reference.
                                                                                herein by
                                                                               reference.)
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Russell S. King          Director        Funding Manager,    90 S.              1,262,382         Item 6 of this
                                        Dougherty Funding,   Seventh St.,    (Item 5 of this      Schedule 13D is
                                                LLC          Suite 4500,     Schedule 13D is    incorporated herein
                                                             Minneapolis,     incorporated         by reference.
                                                             MN 55402           herein by
                                                                               reference.)
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Jeffrey G. Jacobsen      Director         Executive Vice     5500 Wayzata         5,029          Mr. Jacobsen was
                                        President & CFO of   Blvd., Suite                      granted an option to
                                              Sunrise             750                            purchase 100,000
                                                             Minneapolis,                        shares of Common
                                                               MN 55416                         Stock of Sunrise on
                                                                                                   June 22, 1998
                                                                                                  pursuant to an
                                                                                                 option agreement.
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James C. Teal            Assistant         Controller of     5500 Wayzata         3,017        Mr. Teal was granted
                         Secretary            Sunrise        Blvd., Suite                          an option to
                                                                  750                             purchase 10,000
                                                             Minneapolis,                        shares of Common
                                                               MN 55416                         Stock of Sunrise on
                                                                                                   June 22, 1998
                                                                                                  pursuant to an
                                                                                                 option agreement.
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Kenneth J. Preble        Director         President at GE     2000 Power            0                  None.
                                           Capital Info.      St., #1050,
                                            Technology        Emeryville,
                                             Solutions         CA 94608
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